Exhibit 4.2

EXECUTION VERSION

RIGHTS AGREEMENT

between

PHOSPHATE HOLDINGS, INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.,

as

Rights Agent

Dated as of December 5, 2007

i

ii

RIGHTS AGREEMENT

RIGHTS AGREEMENT, dated as of December 5, 2007 (the “Agreement”), by and between Phosphate Holdings, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”).

RECITALS

WHEREAS, on December 5, 2007 the Board of Directors of the Company (the “Board of Directors”) authorized and declared a dividend to be distributed on December 17, 2007 (the “Record Date”) of one common share purchase right (a “Right”) for each Common Share (as defined below) of the Company issued and outstanding as of the Close of Business (as defined below) on the Record Date, each Right representing the right to purchase one Common Share, upon the terms and subject to the conditions set forth in this Agreement, and has further authorized and directed the issuance of one Right with respect to each Common Share that becomes outstanding between the Record Date (whether originally issued or delivered from the Company’s treasury) and the earlier of the Distribution Date and the Expiration Date (as such terms are defined below).

NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, the parties to this Rights Agreement hereby agree as follows:

Section 1. Certain Definitions.

For purposes of this Agreement, the following terms have the indicated meanings:

(a) “Acquiring Person” means any Person (other than any Exempt Person) that, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Common Shares then outstanding; provided, however, that (i) any Person who would otherwise qualify as an Acquiring Person on the date of this Agreement will not be deemed to be an Acquiring Person for any purpose of this Agreement unless and until such time as (A) such Person or any Affiliate or Associate of such Person thereafter becomes the Beneficial Owner of any additional Common Shares, other than as a result of a stock dividend, rights dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (B) any other Person who is the Beneficial Owner of Common Shares becomes an Affiliate or Associate of such Person, provided that the foregoing exclusion shall cease to apply with respect to any Person at such time as such Person, together with all Affiliates and Associates of such Person, ceases to Beneficially Own 20% or more of the then outstanding Common Shares and (ii) a Person will not be deemed to have become an Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding unless and until such time as (A) such Person or any Affiliate or Associate of such Person thereafter becomes the Beneficial Owner of any additional Common Shares, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (B) any other Person who is the Beneficial Owner of Common Shares thereafter becomes an Affiliate or Associate of such Person. Notwithstanding the foregoing, if the Board of Directors determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph has become such inadvertently (including, without limitation, because (i) such Person was unaware that it Beneficially Owned a percentage of Common Shares that would otherwise cause such Person to be an “Acquiring Person” or (ii) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), and in any such case without any intention of changing or influencing control of the Company, and such Person divests as promptly as practicable, or agrees in writing with the Company to divest, a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be deemed to be or have become an “Acquiring Person” for any purposes of this Agreement.

(b) “Adjustment Shares” has the meaning set forth in Section 11(a)(ii)(B) of this Agreement.

(c) “Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

(d) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” any securities:

(i) that such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement);

(ii) that such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the occurrence of any events or conditions) pursuant to any written or oral agreement, arrangement or understanding (other than the ownership by underwriters or selling group members under customary agreements with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants, options or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own”, (1) any security tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (2) securities issuable upon exercise of Rights at any time prior to the occurrence of a Trigger Event or (B) the right to vote or direct or influence the voting of any other Person or such other Person’s Affiliates or Associates pursuant to any written or oral agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own” under this clause (B) any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act or made by means of a publicly distributed proxy statement or similar document if the Common Shares are not then registered under Section 12 of the

Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report) and would not be then reportable if the Common Shares were then registered under Section 12 of the Exchange Act; or

(iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person’s Affiliates or Associates has any written or oral agreement, arrangement or understanding (other than the ownership by underwriters or selling group members under customary agreements with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (B) of subparagraph (ii) of this definition) or disposing of any such securities.

(e) “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York (or such other state in which the principal executive office of the Rights Agent is located) are authorized or obligated by law or executive order to close.

(f) “Close of Business” on any given date means 5:00 p.m., Eastern time, on such date; provided, however, that if such date is not a Business Day it means 5:00 p.m., Eastern time, on the next succeeding Business Day.

(g) “Common Shares” when used with reference to the Company means the shares of common stock, par value $0.01 per share, of the Company. “Common Shares” when used with reference to any Person other than the Company means the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the capital stock (or equity interest) with the greatest voting power of the Person or Persons which ultimately control such first-mentioned Person, or the equity securities or other equity interest having power to control or direct the management of such other Person.

(h) “Company” means Phosphate Holdings, Inc., a Delaware corporation.

(i) The “current per share market price” of any security (a “Security” for the purpose of this definition) on any date for the purpose of any computation under this Agreement, other than computations made pursuant to Section 11(a)(iii) of this Agreement, will be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the “current per share market price” of a Security on any date shall be deemed to be the average of the daily closing prices per share of such Security for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Per Share Market Price of the Security is determined during a period following (i) the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible, directly or indirectly, into shares of such Security or (B) any subdivision, combination or reclassification of such Security and (ii) prior to the expiration of thirty (30) Trading Days or ten (10) Trading Days, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current per share market price” will be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day will be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Security, the fair value of such shares on such date as determined in good faith by the Board of Directors shall be used. If the Security is not publicly held or not so listed or traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(j) “Current Value” has the meaning set forth in Section 11(a)(iii) of this Agreement.

(k) “Distribution Date” means the earliest to occur of (i) the Close of Business on the tenth (10th) day after the Stock Acquisition Date or (ii) the Close of Business on the tenth (10th) Business Day (or such later date as the Board of Directors shall determine) following the date any Person (other than an Exempt Person) commences or publicly announces an intention to commence a tender offer or exchange offer which would result in, upon the consummation of such offer, the Person (other than an Exempt Person) making such offer, together with all of its Affiliates and Associates, being the Beneficial Owner of 20% or more of the Common Shares then outstanding; provided, however, that if the tender offer or exchange offer that gave rise to the Distribution Date is cancelled, terminated or otherwise withdrawn within ten (10) days of its announcement, such offer shall be deemed never to have been made and no Distribution Date shall occur with respect thereto.

(l) “Equivalent Common Shares” means any shares of the Company’s capital stock having substantially the same rights, privileges and preferences as the Common Shares.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Exempt Person” means the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.

(o) “Expiration Date” has the meaning set forth in Section 7(a) of this Agreement.

(p) “Final Expiration Date” means the Close of Business on December 31, 2009.

(q) “NASDAQ” means the National Association of Securities Dealers, Inc. Automated Quotations System.

(r) “Person” means any individual, firm, corporation, partnership, trust or other entity, and includes any successor (by merger or otherwise) of such Person.

(s) “Principal Party” has the meaning set forth in Section 13(b) of this Agreement.

(t) “Purchase Price” has the meaning set forth in Section 4 of this Agreement.

(u) “Record Date” has the meaning set forth in the Recitals to this Agreement.

(v) “Redemption Date” means the Close of Business on the date at which the Rights are redeemed as provided in Section 23 of this Agreement.

(w) “Redemption Price” has the meaning set forth in Section 23(a) of this Agreement.

(x) “Right” has the meaning set forth in the Recitals to this Agreement.

(y) “Right Certificate” means a certificate in substantially the form of Exhibit A to this Agreement issued after the Distribution Date in accordance with Section 3 of this Agreement.

(z) “Rights Agent” has the meaning set forth in the first paragraph of this Agreement unless and until a successor Rights Agent has become such pursuant to the terms of this Agreement, and thereafter, “Rights Agent” means any such successor Rights Agent.

(aa) “Section 11(a)(ii) Event” shall mean any event described in Section 11(a)(ii)(A) or (B).

(bb) “Section 11(a)(ii) Trigger Date” shall have the meaning assigned to it in Section 11(a)(iii).

(cc) “Section 13 Event” shall mean any event described in clauses (i), (ii) or (iii) of Section 13(a).

(dd) “Securities Act” means the Securities Act of 1933, as amended.

(ee) “Spread” shall have the meaning assigned to it in Section 11(a)(iii).

(ff) “Stock Acquisition Date” means the first date of a public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

(gg) “Subsidiary” of any Person means any Person of which a majority of the voting power of the voting equity securities or equity interest is owned or controlled, directly or indirectly, by such Person.

(hh) “Substitution Period” shall have the meaning assigned to it in Section 11(a)(iii).

(ii) “Summary of Rights” means a summary of the terms of the Rights; for all times after the date of this Agreement, the “Summary of Rights” shall be in substantially the form of Exhibit B to this Agreement.

(jj) “Trading Day” means a day on which the principal national securities exchange on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, a Business Day.

(kk) “Trigger Event” means any Section 11(a)(ii) Event or any Section 13 Event.

Section 2. Appointment of Rights Agent.

The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who will prior to the Distribution Date also be the holders of the Common Shares in accordance with Section 3 of this Agreement) subject to the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary, appropriate or desirable, upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event to be liable for, the acts or omissions of any such co-Rights Agent.

Section 3. Issue of Right Certificates.

(a) Until the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of Section 3(b) of this Agreement) by the certificates for Common Shares registered in the names of the holders of such certificates (which certificates will also be deemed to be Right Certificates) and not by separate Right Certificates, and (ii) the Rights (and the right to receive Right Certificates) will be transferable only in connection with the transfer of the underlying Common Shares (including a transfer to the Company). The Company shall give the Rights Agent prior written notice of the Distribution Date and the circumstances giving rise thereto. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares (except as otherwise provided in Section 11(a)(iii) of this Agreement) as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate evidencing one Right for each

Common Share so held, subject to the adjustments as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(b) On the Record Date or as soon as practicable thereafter, the Company will send or cause to be sent a copy of the Summary of Rights by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders of such certificates together with a copy of the Summary of Rights attached to such certificates. Until the Distribution Date (or the Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached to such certificates, shall also constitute the transfer of the Rights associated with the Common Shares represented by such certificates.

(c) Rights shall be issued in respect of all Common Shares which are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such Common Shares shall also be deemed to be certificates for Rights, and shall bear a legend in substantially the following form:

“This certificate also evidences and entitles the holder of this certificate to certain rights as set forth in a Rights Agreement between Phosphate Holdings, Inc. and Computershare Trust Company, N.A., dated as of December 5, 2007 (as amended from time to time, the “Rights Agreement”), the terms of which are on file at the principal executive offices of Phosphate Holdings, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Phosphate Holdings, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights which are owned by, transferred to or have been owned by Acquiring Persons or their Affiliates or Associates (as defined in the Rights Agreement) may under certain circumstances become null and void.”

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Shares represented by such certificates will be evidenced by such certificates alone, and registered holders of Common Shares shall also be the registered holders of the associated Rights, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

(d) Any Right Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring

Person to holders of equity interests in such Acquiring, Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Right Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

“The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.”

(e) In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares that are no longer outstanding.

Section 4. Form of Right Certificates.

The Right Certificates (and the forms of election to purchase Common Shares and of assignment to be printed on the reverse of the Right Certificates) will be substantially in the form of Exhibit A to this Agreement and, in addition, may have such marks of identification or designation and such legends, summaries or endorsements printed on such Right Certificates as the Company may deem necessary or appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation, to comply with any rule or regulation of any stock exchange or interdealer quotation system on which the Rights may from time to time be listed or traded, or to conform to usage. Subject to the provisions of Section 11 and Section 22 of this Agreement, the Right Certificates, whenever distributed, shall be dated as of the Record Date and shall entitle the holders of such certificates to purchase such number of Common Shares as shall be set forth in such certificates at the purchase price set forth therein (the “Purchase Price”), but the number of such Common Shares and the Purchase Price shall be subject to adjustment as provided in this Agreement.

Section 5. Countersignature and Registration.

(a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, or any of its Vice Presidents, either manually or by facsimile signature, and shall be attested by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned manually by the Rights Agent and will not be valid for any purpose unless countersigned. In case any officer of the Company who has signed any of the Right Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any officer who, at the actual date of the execution of such Right Certificate, is a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b) Following the Distribution Date, the Rights Agent shall keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Right Certificates, upon exercise or transfer, books for registration and transfer of the Right Certificates issued under this Agreement. Such books will show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6. Transfer, Split-Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a) Subject to the provisions of Section 3(d), Section 7(e) and Section 14 of this Agreement, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase in the aggregate a like number of Common Shares (or after a Trigger Event, other securities, cash or other assets, as the case may be, as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder, in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged with the form of assignment thereon duly executed at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 3(d), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company or the Rights Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s or Rights Agent’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental to such indemnity or security, and upon surrender to the Rights Agent and the cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced by such certificate (except as otherwise provided in this Agreement) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side of such certificate duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each Common Share (or other securities, cash or other assets, as the case may be) as to which the surrendered Rights are exercised, at or prior to the earliest of (i) the Final Expiration Date, (ii) the Redemption Date or (iii) the time at which all exercisable rights are exchanged as provided in Section 24 (the earliest of clauses (i), (ii) and (iii) being referenced to herein as the “Expiration Date”).

(b) The Purchase Price for each Common Share purchased pursuant to the exercise of a Right shall be initially $200.00, shall be subject to adjustment from time to time as provided in Section 11 and Section 13 of this Agreement and shall be payable in lawful money of the United States of America in accordance with Section 7(c) of this Agreement.

(c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 of this Agreement, the Rights Agent shall thereupon subject to Section 20(k) of this Agreement promptly (i) (A) requisition from any transfer agent of the Common Shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the number of Common Shares to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of Common Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of Common Shares as are to be purchased (in which case certificates for the Common Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14 of this Agreement, (iii) after receipt of such Common Shares certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) may be made (x) in cash or by certified bank check or bank draft payable to the order of the Company, or (y) by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of Common Shares equal to the then Purchase Price divided by the closing price (as determined pursuant to Section 1(i) of this Agreement) per share of Common Stock on the Trading Day immediately preceding the date of such exercise. In the event the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) of this Agreement, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

(d) In case the registered holder of any Right Certificate exercises less than all the Rights evidenced by such certificate, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised will be countersigned by the Rights Agent and delivered to the registered holder of such Right Certificate or to a duly authorized assigns, subject to the provisions of Section 14 of this Agreement.

(e) Notwithstanding anything in this Agreement to the contrary, from and after the occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person or an Associate or Affiliate who becomes a transferee after an Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee prior to or concurrently with an Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors otherwise concludes is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and any holder of such Rights shall thereupon have no rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of Section 3(d) and this Section 7(e) are complied with, but shall have no liability to any holder of Rights or Right Certificates or other Person for the inability or failure to make any determinations with respect to an Acquiring Person or their Affiliates, Associates or transferees hereunder.

(f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8. Cancellation and Destruction of Right Certificates.

All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu of such certificates except as expressly permitted by the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise of such certificates.

The Rights Agent shall deliver all cancelled Right Certificates to the Company, or, at the written request of the Company, shall destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction of such certificates to the Company.

Section 9. Reservation and Availability of Common Shares.

(a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares (and, following the occurrence of a Trigger Event, out of its authorized and unissued other securities) or any Common Shares held in its treasury, the number of Common Shares (and, following the occurrence of a Trigger Event, other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

(b) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares (and, following the occurrence of a Trigger Event, other securities) delivered upon exercise of Rights will be, at the time of delivery of the certificates for such Common Shares (subject to payment of the Purchase Price), duly and validly authorized and issued, fully paid and nonassessable shares.

(c) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares (or other securities, as the case may be) upon the exercise of Rights. The Company will not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of Common Shares (or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise. Further, the Company will not be required to issue or deliver any certificates for Common Shares (or other securities, as the case may be) upon the exercise of any Rights until any such tax has been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

(d) The Company also covenants and agrees to use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) of this Agreement, or as soon as is required by applicable law following the Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with the applicable securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed one hundred and twenty (120) days after the date set forth in clause (i) of the first sentence of this Section 9(d), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction, shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective. All of the Company’s actions under this Section 9(d) shall be at the Company’s expense.

(e) If the Common Shares (and following the occurrence of a Trigger Event, other securities) issuable upon the exercise of the Rights are listed on any national securities exchange or interdealer quotation system of a registered national securities association, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Common Shares or other securities reserved for such issuance to be listed on such exchange or quotation system upon official notice of issuance.

Section 10. Common Shares Record Date.

Each Person in whose name any certificate for Common Shares (or other securities, as the case may be) is issued upon the exercise of Rights shall, for all purposes, be deemed to have become the holder of record of the Common Shares (or other securities, as the case may be) represented by such certificate on, and such certificate shall be dated, the date on which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Shares (or other securities, as the case may be) transfer books are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate will be dated, the next succeeding Business Day on which the Common Shares (or other securities, as the case may be) transfer books are open.

Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.

The Purchase Price, the number of Common Shares or other securities covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company, at any time after the date of this Agreement, (A) declares a dividend on the Common Shares payable in Common Shares, (B) subdivides the outstanding Common Shares, (C) combines the outstanding Common Shares into a smaller number of Common Shares, or (D) issues any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) of this Agreement, the

Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock covered by such Right on such date, will be proportionately adjusted so that the holder of any Right exercised after such time will be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of capital stock that, if such Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) In the event:

(A) (1) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Shares of the Company shall remain outstanding and unchanged, or (2) subject to the right of redemption granted in Section 23 hereof, any Person (other than an Exempt Person), alone or together with its Affiliates and Associates shall, at any time after the date of this Agreement, become an Acquiring Person other than pursuant to any transaction set forth in Section 13(a) hereof; or

(B) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries, or any other transaction or series of transactions involving the Company or any of its Subsidiaries, other than a transaction or transactions to which the provisions of Section 13(a) apply (whether or not with or into or otherwise involving an Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries which is directly or indirectly beneficially owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person,

then, from and after the latest of the Distribution Date, the Stock Acquisition Date and the date of the occurrence of the Section 11(a)(ii) Event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at a price per Right equal to the then current Purchase Price multiplied by the number of Common Shares for which a Right is then exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event in accordance with the terms of this Agreement, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the current per share market price of Common Shares on the date of such first occurrence (such number of shares, the “Adjustment Shares”).

(iii) In the event that the number of Common Shares which are authorized by the Certificate of Incorporation of the Company but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall: (A) determine the excess of (1) the current per share market value of the number of Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Purchase Price (such excess, the “Spread”), and (B) with respect to each Right (subject to Section 7(e) of this Agreement), make adequate provision to substitute for the number of Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price (but not below zero), (3) Common Shares or other equity securities of the Company (including, without limitation, Equivalent Common Shares or units of Equivalent Common Shares), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional Common Shares (such period, as it may be extended, the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current per share market price of the Common Shares on the Section 11(a)(ii) Trigger Date and the value of any Equivalent Common Shares shall be deemed to have the same value as the Common Shares on such date.

(b) In case the Company fixes a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within forty-five (45) days after such record date) to subscribe for or purchase Common Shares or Equivalent Common Shares or securities convertible, directly or indirectly, into Common Shares or Equivalent Common Shares at a price per Common Share or Equivalent Common Share (or having a conversion price per share, if a security convertible into Common Shares or Equivalent Common Shares) less than the then current per share market price of the Common Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of Common Shares outstanding on such record date plus the number of Common Shares that the aggregate offering price of the total number of Common Shares and/or Equivalent Common Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and the denominator of which is the number of Common Shares outstanding on such record date plus the number of additional Common Shares and/or Equivalent Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in consideration, part or all of which is in a form other than cash, the value of such consideration will be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price will be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(c) In case the Company fixes a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company or, if regular quarterly dividends have not theretofore been paid, a cash dividend not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend), assets (other than a dividend payable in Common Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) of this Agreement), the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the then current per share market price of the Common Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the evidences of indebtedness, cash or assets so to be distributed or of such subscription rights or warrants applicable to one Common Share and the denominator of which is such current per share market price of the Common Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(d) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1%, in the Purchase Price; provided,

however, that any adjustments which by reason of this Section 11(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 will be made to the nearest cent or to the nearest ten-thousandth of a Common Share or of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(d), any adjustment required by this Section 11(d), shall be made no later than the earlier of (e) three (3) years from the date of the transaction that requires such adjustment or (f) the Expiration Date.

(e) If, as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) of this Agreement, the holder of any Right thereafter exercised becomes entitled to receive any shares of capital stock of the Company other than Common Shares, the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 11(a) through Section 11(c), inclusive, and the provisions of Section 7, Section 9, Section 10, and Section 13 and Section 14 of this Agreement with respect to the Common Shares shall apply on like terms to any such other shares.

(f) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price under this Agreement shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time under this Agreement upon exercise of the Rights, all subject to further adjustment as provided in this Agreement.

(g) Unless the Company has exercised its election as provided in Section 11(h) of this Agreement, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c) of this Agreement, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares (calculated to the nearest one ten-thousandth of a Common Share) obtained by (i) multiplying (A) the number of Common Shares covered by a Right immediately prior to this adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(h) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment to be made, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(h), the Company will, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 of this Agreement, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender of Right Certificates (if required by the Company) new Right Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for in this Agreement and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(i) Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares that were expressed in the initial Right Certificates issued under this Agreement.

(j) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Shares or other securities issuable upon exercise of the Rights, the Company shall take all such action as may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares or other securities at such adjusted Purchase Price.

(k) In any case in which this Section 11 requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing right of such holder to receive such additional shares upon the occurrence of the event requiring such adjustment.

(l) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion determines to be advisable in order that any (i) consolidation or subdivision of the Common Shares, (ii) issuance wholly for cash of any Common Shares at less than the current per share market price, (iii) issuance wholly for cash of any Common Shares or securities that by their terms are directly or indirectly convertible into or exchangeable for Common Shares, (iv) dividends in Common Shares payable in Common Shares or (v) issuance of rights, options or warrants referred to in Section 11(b) of this Agreement, hereafter made by the Company to holders of its Common Shares will not be taxable to such stockholders.

(m) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(n) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

(n) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(o) In the event that, at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares, or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of shares of Common Shares, then, in any such case, (A) the number of Common Shares purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(o) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares.

Whenever an adjustment is made as provided in Section 11 and Section 13 of this Agreement, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) mail a brief summary of such certificate to each holder of a Right Certificate in accordance with Section 26 of this Agreement; provided, however, that the failure of the Company to make such a certificate or give notice shall not affect the validity or the force or effect of the requirement for such an adjustment. The Rights Agent shall be fully protected in relying on such certificate and any adjustment therein contained.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a) If on or after the Stock Acquisition Date, directly or indirectly, (i) the Company consolidates with, or merges with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) hereof) and the Company shall not be the continuing or surviving corporation, (ii) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) hereof) consolidates with the Company or merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares is changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (iii) the Company sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers) in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or one or more of its Subsidiaries), then, and in each such case, proper provision shall be made so that from and after the latest of the Distribution Date, the Stock Acquisition Date and the date of the occurrence of the Section 13 Event (A) each holder of a Right (except as otherwise provided in Section 7(e) hereof) shall thereafter have the right to receive, upon the exercise of such Rights at a price equal to the then current Purchase Price multiplied by the number of Common Shares for which a Right is then exercisable, in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Shares of the Principal Party (as defined below), not subject to any liens, encumbrances, rights of call, rights of first refusal or other adverse claims as is equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Common Shares for which a Right is then exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by (2) 50% of the then current per share market price of the Common Shares of such Principal Party on the date of consummation of such Section 13 Event, (B) such Principal Party will thereafter be liable for, and will assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement, (C) the term “Company” will thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event, (D) such Principal Party will take all such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 of this Agreement) in connection with such consummation as may be necessary to assure that the provisions of this Agreement will thereafter be applicable, as nearly as possible, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights, and (E) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any event set forth in this Section 13.

(b) The term “Principal Party” shall mean (i) in the case of any transaction described in sub-clause (i) or (ii) of Section 13(a), the Person that is the issuer of any securities into which shares of Common Shares of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the Common Shares of which have the greatest aggregate market value outstanding, or if no securities are so issued, the Person that is the other party to the merger or consolidation, or, if there is more than one such Person, the Common Shares of which have the greatest aggregate market value outstanding, and (ii) in the case of any transaction described in sub-clause (iii) of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (A) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person, the Common Shares of which are and have been so registered, “Principal Party” shall refer to such other Person; (B) in case such Person is a Subsidiary, directly or indirectly, or Affiliate of more than one Person, the Common Shares of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (C) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (A) and (B) above shall apply to each of the chains of ownership having an interest in such joint venture as if such Person owned by the joint venture were a “Subsidiary” of both or all of such joint venturers and the Principal Party in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

(c) The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any written or oral agreements, arrangements or understandings that, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior to such consummation (i) the Principal Party shall have a sufficient number of authorized shares of its Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13; and (ii) the Company and the Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement so providing and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in Section 13(a), the Principal Party at its own expense shall take each of the following actions:

(A) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective an soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

(B) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the applicable securities or blue sky laws of such jurisdictions an may be necessary or appropriate; and

(C) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all material respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

(d) The provisions of this Section 13 will similarly apply to successive mergers, consolidations, sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

Section 14. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right will be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day will be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used.

(b) The Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates that evidence fractional Common Shares. In lieu of fractional Common Shares, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as provided in this Agreement an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(b), the current market value of a Common Share shall be the closing price (as determined pursuant to Section 1(i) of this Agreement) of a Common Share for the Trading Day immediately prior to the date of such exercise.

(c) The holder of a Right by the acceptance of the Right, expressly waives all right to receive any fractional Rights or any fractional Common Shares upon exercise of a Right.

Section 15. Rights of Action.

All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent under Section 18 of this Agreement, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

Section 16. Agreement of Right Holders.

Every holder of a Right, by accepting the Right, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights shall be transferable only in connection with the transfer of the Common Shares;

(b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with all forms and certificates fully executed;

(c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner of the Right Certificate and of the Rights evidenced by such certificate (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any other statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

Section 17. Right Certificate Holder Not Deemed a Stockholder.

No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented by such Right Certificate, nor shall anything contained in this Agreement or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting of stockholders, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 of this Agreement), or to receive dividends or subscription rights or otherwise, until the Right or Rights evidenced by such Right Certificate have been exercised in accordance with the provisions of this Agreement.

Section 18. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it under this Agreement and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties under this Agreement. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, cost or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of its duties under this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

(b) The Rights Agent will be protected and will incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed, and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 of this Agreement.

Section 19. Merger, Consolidation or Change of Name of Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any Person succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 of this Agreement. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement, any of the Right Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates have not been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent is changed and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.

Section 20. Duties of Rights Agent.

The Rights Agent undertakes the duties and obligations imposed by this Agreement on the following terms and conditions, by all of which the Company and the holders of Right Certificates (and prior to the Distribution Date, the holders of the Common Shares), by their acceptance of this Agreement and the Rights, agree to be bound:

(a) The Rights Agent may consult with legal counsel of its sole choice (which may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of “current per share market price”) be proved or established by the Company prior to taking or suffering any action under this Agreement, such fact or matter (unless other evidence in respect of such fact or matter is specifically prescribed in this Agreement) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary, or any Assistant Treasurer or Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent will be liable under this Agreement to the Company and any other Person only for its gross negligence, bad faith or willful misconduct. Notwithstanding anything to the contrary, in no event shall the Rights Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

(d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Summary of Rights or in the Right Certificates (except its countersignature of the Right Certificates) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

(e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery of this Agreement (except the due execution of this Agreement by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature of a Right Certificate); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor will it be responsible for any change in the exercisability of the Rights or any adjustment in the terms of the Rights (including the manner, method or amount of such adjustment) provided for in Section 3, Section 11, Section 13 or Section 23 of this Agreement, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor will it by any act under this Agreement be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid, and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties under this Agreement from any one of the Chief Executive Officer, the President, any Vice President, the Secretary, the Treasurer or any Assistant Secretary or Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it will not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for such instructions.

(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing in this Agreement will preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers vested in it by this Agreement or perform any duty under this Agreement either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment of such attorneys or agents.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

Section 21. Change of Rights Agent.

The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to resign automatically on the effective date of such termination; and any required notice will be sent by the Company. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who will, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, will be (a) a corporation, limited liability company or trust company (or similar form of entity organized under the laws of any state or of the United States) so long as such entity is authorized under applicable laws to exercise corporate trust, fiduciary or stockholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10,000,000, or (b) an Affiliate controlled by an entity described in clause (a) of this sentence, provided that such controlling an entity fully guarantees the performance of such Affiliate’s duties and obligations hereunder. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent will deliver and transfer to the successor Rights Agent any property at the time held by it under this Agreement and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Not later than the effective date of any such appointment, the Company will file notice of such appointment in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice of such appointment in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect in such notice, will not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Right Certificates.

Notwithstanding any of the provisions of this Agreement or of the Right Certificate to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption.

(a) The Board of Directors may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth (10th) day following the Stock Acquisition Date or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being herein after referred to as the “Redemption Price”). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company’s right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the “current per share market price” of the Common Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

(b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or Section 24, and other than in connection with the purchase or redemption of Common Shares prior to the Distribution Date.

Section 24. Exchange.

(a) The Board of Directors may, at its option, at any time and from time to time after the first occurrence of a Trigger Event, cause the Company to exchange all or part of the then outstanding and exercisable Rights (other than Rights that have become void as provided in Section 7(e)) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Company will not be empowered to effect such exchange at any time after any Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding. The exchange of the Rights by the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

(b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to Section 34(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right of a holder of such Rights will be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. Promptly after the action of the Company ordering the exchange of the Rights, the Company will (i) file evidence of such action with the Rights Agent and (ii) give public notice of such exchange; provided, however, that the failure to give, or any defect in, such notice will not affect the validity of such exchange. The Company promptly shall mail notice of such exchange to the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner provided in this Section 24(b) will be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange will be effected pro rata based on the number of Rights (other than Rights that have become void as provided in Section 7(e)) held by each holder of Rights.

(c) In lieu of issuing Common Shares in accordance with Section 24(a) hereof, the Company may, if the Board of Directors determines that such action is necessary or appropriate and not contrary to the interests of the holders of Rights, elect to (and, in the event that there are not sufficient treasury shares and authorized but unissued Common Shares to permit any exchange of the Rights in accordance with Section 24(a) hereof, the Company shall)

take all such action as may be necessary to authorize, issue or pay, upon the exchange of the Rights, cash (including by way of a reduction of the Purchase Price), property, Common Shares, other securities or any combination thereof having an aggregate value equal to the value of the Common Shares which otherwise would have been issuable pursuant to Section 24(a) hereof.

(d) Upon the action of the Company ordering the exchange of any Rights pursuant to Section 24(a), the Company will not be required to issue fractions of shares or to distribute certificates which evidence fractional shares. In lieu of such fractional shares, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the current per share market price. For the purposes of this subsection (d), the current per share market value of a whole Common Shares shall be the closing price (determined pursuant to Section 1(i) of this Agreement) of one (1) Common Share for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25. Notice of Certain Events.

(a) In case the Company proposes, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than regular quarterly cash dividends out of earnings or retained earnings of the Company or, if regular quarterly dividends have not theretofore been paid, a cash dividend not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend) (ii) to offer to the holders of Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding shares of Common Shares), (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(n) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the Common Shares for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares whichever shall be the earlier.

(b) In case any Section 11(a)(ii) Event occurs, (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

Section 26. Notices.

Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right to or on the Company will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) or by facsimile transmission as follows:

Phosphate Holdings, Inc.

100 Webster Circle, Suite 4

Madison, Mississippi 39110

Facsimile No: (601) 898-9937

Attention: Corporate Secretary

Subject to the provisions of Section 21 of this Agreement, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right to or on the Rights Agent will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) or by facsimile transmission as follows:

Computershare Trust Company, N.A.

250 Royall Street

Canton, MA 02021

Facsimile No: (781) 575-4210

Attention: Client Services

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior to the Distribution Date, to the holder of certificates representing Common Shares) will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company or the Rights Agent.

Section 27. Supplements and Amendments.

The Company may from time to time, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that, from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or

Associate of an Acquiring Person). Notwithstanding anything in this Agreement to the contrary, the limitations on the ability of the Board of Directors to amend this Agreement set forth in this Section 27 shall not affect the power or ability of the Board of Directors to take any other action that is consistent with its fiduciary duties under Delaware law, including, without limitation, accelerating or extending the Expiration Date or making any other amendment to this Agreement that is permitted by this Section 27 or adopting a new stockholder rights plan with such terms as the Board of Directors determines in its sole discretion to be appropriate.

Section 28. Successors.

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent will bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d 3(d)(1)(i) under the Exchange Act. The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement (including, without limitation, Section 27, this Section 29 and other provisions hereof relating to its powers or authority hereunder), and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, any determination as to whether particular Rights shall have become null and void and any determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors or the Continuing Directors to any liability to the holders of the Rights.

Section 30. Benefits of This Agreement.

Nothing in this Agreement will be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement will be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

Section 31. Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors determines in good faith that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth (10th) day following the date of such determination by the Board of Directors.

Section 32. Governing Law.

THIS AGREEMENT AND EACH RIGHT CERTIFICATE (AND AFTER THE RECORD DATE BUT PRIOR TO THE DISTRIBUTION DATE, THE COMMON SHARES) ISSUED UNDER THIS AGREEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE.

Section 33. Counterparts.

This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute one and the same instrument.

Section 34. Descriptive Headings.

Descriptive headings of the several sections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions of this Agreement.

Section 35. Force Majeure.

Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the day and year first above written.

ATTEST:		PHOSPHATE HOLDINGS, INC.

By:	/s/ C.E. McCraw	By:	/s/ Robert E. Jones
Name:	C.E. McCraw	Name:	Robert E. Jones
Title:	Secretary	Title:	President

ATTEST:		COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ John M. Wahl	By:	/s/ Kellie Gwinn
Name:	John M. Wahl	Name:	Kellie Gwinn
Title:	Corporate Trust Officer	Title:	Vice President

[SIGNATURE PAGE TO RIGHTS AGREEMENT]

EXHIBIT A

[Form of Right Certificate]

Certificate No. R-	Rights

NOT EXERCISABLE AFTER DECEMBER 31, 2009 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]1

Right Certificate

PHOSPHATE HOLDINGS, INC.

This certifies that                                              , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of December 5, 2007 (the “Rights Agreement”), between Phosphate Holdings, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”), to purchase from the Company at any time prior to 5:00 P.M. (Eastern time) on December 31, 2009 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one fully paid, nonassessable share of Common Stock, par value $0.01 per share (the “Common Shares”), of the Company, at a purchase price of $200.00 (the “Purchase Price”) per Right, upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of December 5, 2007, based on the Common Shares as constituted at such date.

[1]	The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a Person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Rights Agreement, the Purchase Price and the number and kind of Common Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including a Trigger Event.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate is exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price of $0.01 per Right at any time prior to the earlier of the close of business on (i) the tenth (10th) day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement) and (ii) the Final Expiration Date.

The Company is not required to issue fractional Common Shares upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment may be made, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company seal.

Dated as of:                         ,

ATTEST:	PHOSPHATE HOLDINGS, INC.

By:
Secretary		Title

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Authorized Signature

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED ___________________________________________________________________________________
hereby sells, assigns and transfers unto _________________________________________________________________________

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint , Attorney, to transfer the within Right Certificate on the books of the within named Company, with full power of substitution.

Date: ,
Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Right Certificate [        ] is [        ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [        ] did [        ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Date: ,
Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever. Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to

exercise Rights represented by the

Right Certificate)

To: PHOSPHATE HOLDINGS, INC.

The undersigned hereby irrevocably elects to exercise                      Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security

or other identifying number:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number:

(Please print name and address)

Date: ,
Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Right Certificate [    ] are [    ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [    ] did [    ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Date: ,
Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever. Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

EXHIBIT B

Form of Summary of Rights

On December 5, 2007, subject to entering into the Rights Agreement, as defined below, the Board of Directors of Phosphate Holdings, Inc. (the “Company”) declared a dividend distribution of one common share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share (the “Common Shares”) of the Company. The dividend was payable on December 17, 2007 (the “Record Date”) to stockholders of record at the close of business on the Record Date. Each Right entitles the registered holder to purchase from the Company one Common Share at an exercise price of $200.00 (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A., as Rights Agent.

Initially, the Rights will be evidenced by the Common Share certificates representing shares then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares and a “Distribution Date” will occur at the close of business on the earliest of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares (the “Stock Acquisition Date”) or (ii) the tenth business day (or such later date as the Board of Directors of the Company shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group of affiliated or associated persons beneficially owning 20% or more of the outstanding shares of Common Stock. The term “Acquiring Person” shall not include (i) the Company, any subsidiary of the Company, any employee benefit plan of the Company or any such subsidiary or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (ii) any person who becomes an Acquiring Person solely as the result of share repurchases by the Company or (iii) persons who otherwise would qualify as an Acquiring Person on the date of the Rights Agreement unless and until such person or any of its affiliates and associates thereafter acquires, or obtains the right to acquire, beneficial ownership of any additional Common Shares.

Until the Distribution Date, (i) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates, (ii) new Common Share certificates issued (whether upon transfer or new issuance) after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificate of Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on December 31, 2009 (the “Final Expiration Date”), unless earlier redeemed by the Company as described below.

As soon as practicable after the Distribution Date, Right Certificates will be mailed to holders of record of Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Right Certificates alone will represent the Rights.

B-1

In the event that

•

any Acquiring Person shall merge into or otherwise combine with the Company and the Company is the continuing or surviving corporation of such merger or combination and the Common Shares shall remain outstanding and unchanged, or

•	subject to certain exceptions, any individual or entity becomes the owner of more than 20% of the Common Shares then outstanding, or

•

during such time as there is an Acquiring Person there is also a reclassification or recapitalization of the Company or a transaction involving the Company or any of its subsidiaries, subject to certain exceptions, that has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries which is beneficially owned by any Acquiring Person, then each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. However, Rights are not exercisable following the occurrence of any of the events set forth in this paragraph until such time as the Rights are no longer redeemable by the Company as set forth below. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

For example, at an exercise price of $200.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties and transferees) following any of the events set forth in the preceding paragraph would entitle its holder to purchase $400.00 worth of Common Shares (or other consideration, as noted above), determined pursuant to a formula set forth in the Rights Agreement, for $200.00.

In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, or in which the Company is the surviving corporation, but its Common Shares are changed or exchanged, or (ii) more than 50% of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

At any time after an Acquiring Person becomes such, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by the Acquiring Person, which will have become null and void), in whole or in part, at an exchange ratio of one Common Share (subject to adjustment). Notwithstanding the foregoing, no such exchange may be effected at any time after any Person (other than the Company and certain of its affiliates) becomes the beneficial owner of 50% or more of the outstanding Common Shares.

B-2

The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) if holders of Common Shares are granted certain rights or warrants to subscribe for Common Shares or convertible securities at less than the current market price of the Common Shares, or (iii) upon the distribution to holders of Common Shares of evidences of indebtedness or assets (excluding certain cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Common Shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading date prior to the date of exercise.

At any time until the close of business on the tenth day following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (subject to adjustment). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 per Right (subject to adjustment) redemption price.

Although the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common stock of the acquiring company as set forth above or in the event that the Rights are redeemed.

The terms of the Rights may be amended by the Company without the consent of the holders of the Rights, subject to certain limitations contained in the Rights Agreement.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including the right to vote or to receive dividends.

The Rights Agreement provides that by acceptance of a Right a holder thereof is bound by certain provisions of the Rights Agreement, including without limitation provisions limiting the liability of the Rights Agent in certain circumstances specified in the Rights Agreement.

A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

B-3